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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-89052) and related Prospectus of ZixIt Corporation for the registration of 116,833 shares of its common stock and to the incorporation by reference therein of our report dated January 30, 2002, with respect to the consolidated financial statements of ZixIt Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                              /s/ ERNST & YOUNG LLP



Dallas, Texas
June 21, 2002